                                                                   EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                                      WITH
                             ELIZABETH KAY MONIGOLD


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 29, 1999, but is effective for all purposes as of the Commencement Date (as hereinafter defined), by and between CLASSIC CABLE, INC., a Delaware corporation (the "Employer"), and ELIZABETH KAY MONIGOLD, residing at 1819 Bent Tree Lane, Tyler, Texas 75703 (the "Employee").

                                R E C I T A L S:

         Simultaneously with the execution of this Agreement, the Employer has purchased and acquired all of the shares of Buford Group, Inc., a Delaware corporation.

         The Employer recognizes the important contributions that the Employee has made to Buford Group, Inc. as an officer and key employee.

         The Employer wishes to take steps to ensure that the Employer will continue to have the Employee's services available to the Employer and its subsidiaries.

         In consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree with each other as follows:

         1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2. Term. The term of employment under this Agreement shall commence on July 28, 1999 (the "Commencement Date") and shall continue through July 27, 2000, provided, however, that beginning on the Commencement Date, and on each day thereafter, the term of this Agreement shall be extended by one additional day, unless either party to this Agreement gives the other written notice of termination of employment.

         3. Compensation; Reimbursement.

                  (a) The Employer shall pay to the Employee as compensation for all services rendered by the Employee during the term of this Agreement a basic annualized salary of $120,000 per year (the "Basic Salary"), or such other amount as the parties may agree on from time to time, payable in equal monthly installments or in other more frequent installments, as determined by the Employer. The Board of Directors of the Employer shall have the right to increase the Employee's compensation from time to time by action of the Board of Directors. In addition, the Board of Directors of the Employer, in its sole discretion, may, with respect to any year during the term hereof, award a bonus or bonuses to the Employee in addition to the bonuses provided for in Section 3(b).

                  (b) In addition to the Basic Salary paid pursuant to Section 3(a), the Employer may pay as incentive compensation an annual bonus based upon the Employee's performance, as determined each year by the Board of Directors of the Employer.

                  (c) The Employer shall reimburse the Employee for all reasonable expenses incurred by the Employee in the performance of her duties under this Agreement; provided, however, that the Employee must furnish to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

                  (d) The Employee shall be entitled to the use of a corporate vehicle and such fringe benefits, including, but not limited to, medical and other insurance benefits, as may be provided from time to time by the Employer to other senior officers of the Employer.

         4. Duties. The Employee is engaged as the Executive Vice President of Administration of the Employer and of the Employer's various subsidiaries. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to her by the Chief Executive Officer and/or President of the Employer.

         5. Extent of Services; Vacations and Days Off.

                  (a) During the term of her employment under this Agreement, the Employee shall devote substantially all of her time, energy and attention during regular business hours to the benefit and business of the Employer in performing her duties pursuant to this Agreement.

                  (b) The Employee shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Employer as may be established from time to time by the Employer and applied to other senior officers of the Employer.

         6. Facilities. The Employer shall provide the Employee with a fully furnished office, and the facilities of the Employer shall be generally available to the Employee in the performance of her duties pursuant to this Agreement.

         7. Termination on Death, Illness or Incapacity.

                  (a) If the Employee dies during the term of her employment, the Employer shall pay to the estate of the Employee the Basic Salary that would have otherwise been paid to the Employee through the end of the month in which her death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or her estate. After receiving the payments provided in this subparagraph (a), the Employee and her estate shall have no further rights under this Agreement.

                  (b) (i) During any period of disability, illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement for a period which does not exceed ninety (90) continuous days in any one-year period, the Employee shall receive the compensation payable under Section 3(a) of this Agreement plus any bonus compensation earned up to the date of termination but not yet paid, less any benefits received by her under any disability insurance carried by or provided by the Employer.

                      (ii) The term "permanent disability" as used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors of the Employer, by reason of physical or mental disability to perform the duties required of her under this Agreement for a period of ninety
(90) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six (6) months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Employee's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and the Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Employee agrees to make herself available for and to submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

         8. Other Terminations.

                  (a) (i) The Employee may terminate his employment hereunder upon giving not more than thirty (30) days' nor less than fifteen (15) days' prior written notice to the Employer.

                      (ii) If the Employee gives notice pursuant to Section 8(a) above, the Employer shall have the right to relieve the Employee, in whole or in part, of her duties under this Agreement (without reduction in compensation through the termination date set forth in the notice to the Employer).

                  (b) The Employer may terminate the Employee's employment hereunder at any time, without prior notice.

                  (c) If the Employer shall terminate the employment of the Employee without Good Cause (as defined below) effective on a date earlier than the termination date provided for in Section 2, the Employee shall have the nonforfeitable right to receive the Basic Salary, matching 401-(k) contributions consistent with past practice (to the extent permitted by law), health insurance and other existing benefits, paid monthly, that she is entitled to for the remainder of the term of this Agreement; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Sections 9, 10 and 11 are intended to and shall remain in full force and effect.

                  (d) (i) If the employment of the Employee is terminated for Good Cause, or if the Employee voluntarily terminates her employment, the Employer shall pay to the Employee any Basic Salary earned but not paid to the Employee prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

                      (ii) "Good cause" shall include:

                                    (1) the Employee's conviction of a criminal
offense that has a material adverse effect upon the business or reputation or the Employer or any affiliate of the Employer;

                                    (2) commission by the Employee of a
material breach of her duty of loyalty to the Employer, any affiliate of the Employer, or Sections 9 or 11 of this Agreement; and

                                    (3) the willful failure by the Employee to
substantially perform the Employee's duties specified hereunder or such other duties as may be reasonably defined by the Chief Executive Officer or President of the Employer from time to time (other than any such failure resulting from the Employee's disability), which failure to perform has not been cured within fifteen (15) days after a written demand for substantial performance is delivered to the Employee by the Chief Executive Officer or President of the Employer; or

                                    (4) any fraud, material misappropriation,
or embezzlement by the Employee in connection with the operation or management of the business of the Employer.

                  (e) The parties agree that, because there can be no exact measure of the damage that would occur to the Employee as a result of a termination by the Employer of the Employee's employment without good cause, the payments and benefits paid and provided pursuant to this Agreement shall be deemed to constitute liquidated damages and not a penalty for the Employer's termination of the Employee's employment without good cause; provided that the Employee shall be required to use all reasonable efforts to mitigate her damages.

                  (f) The Employer's obligation to make any of the payments or provide any of the benefits described above is conditioned upon the Employee delivering a full release of any known or unknown claims arising out of or related to this Agreement or the Employee's employment or termination of employment with the Employer in a form which is reasonably acceptable to the Employer.

         9. Disclosure. The Employee agrees that during the term of her employment by the Employer, she will disclose and disclose only to the Employer all material ideas, methods, plans, developments or improvements known by her which relate directly or indirectly to the business of the Employer, whether acquired by the Employee before or during her employment by the Employer. Nothing in this Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

         10. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which she has access during her employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of her employment by the Employer, she will not, without the prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         11. Non-Competition; Non-Solicitation; Non-Disparagement. The Employee hereby acknowledges that, during and solely as a result of her employment by the Employer, she has received and shall continue to receive: (1) special training and education with respect to the operations of a cable television company and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Employee by the Employer as a result of the Employee's employment, as outlined in the previous sentence, the Employee hereby agrees as follows:

                  (a) During a period starting on the date hereof and ending two (2) years following the termination of her employment under this Agreement, the Employee shall not, without the prior written consent of the Employer, (i) directly or indirectly engage in any business that competes with the Employer or any Affiliate of the Employer in their conduct of the cable television business, or otherwise receive compensation for any services rendered regarding any aspect of the cable television business anywhere within a thirty-five (35) mile radius of any cable television system operated by the Employer or any Affiliate of the Employer; or (ii) engage or participate, directly or indirectly, in any business which is substantially similar to that of the Employer or any Affiliate of the Employer, including, without limitation, serving as a consultant, administrator, officer, director, employee, manager, landlord, lender, guarantor, or in any similar or related capacity or otherwise receive compensation for services rendered regarding any aspect of the cable television business anywhere within the states in which any cable television system is operated by the Employer or any Affiliate of the Employer. The Employee acknowledges that these limited prohibitions are reasonable as to time, geographical area and scope of activities to be restrained and that the limited prohibitions do not impose a greater restraint than is necessary to protect the Employer's goodwill, proprietary information and other business interests. The mere ownership of a de minimis amount of securities in any competitive enterprise and exercise of rights appurtenant thereto are not prohibited.

                  (b) During her employment with the Employer and, except as may be otherwise herein provided, for a period of two (2) years following the termination of her employment with the Employer, regardless of the reason for such termination, the Employee agrees she will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise (1) solicit any of the employees of the Employer to terminate their employment or (2) accept employment with or seek remuneration by any of the clients or customers of the Employer with whom the Employer did business during the term of the Employee's employment.

                  (c) The Employee agrees that, during the term of this Agreement and the non-competition period, he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Employer, its subsidiaries or affiliates, or directors, officers, employees or the operations, products or services of the Employer or any of its subsidiaries or affiliates, except in connection with the performance of his services hereunder to the extent the Employee makes the statement to employees of the Employer or its affiliates in good faith in furtherance of the Employer's business.

                  (d) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 11(a), (b) or (c) shall be extended by any length of time during which the Employee is in breach of such covenants.

                  (e) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 11(a) through (d) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

                  (f) It is agreed by the Employer and the Employee that if any portion of the covenants set forth in this Section 11 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and the Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         12. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 9, 10 or 11 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         13. Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by her and her performance of her obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         14. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         15. Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         16. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the Employer (or its subsidiaries) and Employee, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         17.      Construction and Interpretation.

                  (a) This Agreement shall be governed by and construed pursuant to the laws of the State of Texas.

                  (b) The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

                  (c) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non- authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

         18. Notice. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent:

           To the Employer:   Classic Cable, Inc.
                              515 Congress Avenue
                              Suite 2626

                              Austin, Texas 78701
                              Attention: President

         With copies to:      Winstead Sechrest & Minick P.C.
                              100 Congress Avenue
                              Suite 800
                              Austin, Texas 78701
                              Attention:  Timothy E. Young

         To the Employee:     at the address stated in the preamble hereto

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first-above written.

                                   CLASSIC CABLE, INC.


                                   By: /s/ Steven E. Seach
                                       ----------------------------
                                   Name: Steven E. Seach
                                   Title: President and Chief Financial Officer


                                      /s/ Elizabeth Kay Monigold
                                   --------------------------------
                                   ELIZABETH KAY MONIGOLD